UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2005

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2005, the Board of Directors of CMGI, Inc. (the “Company”) adopted, subject to stockholder approval, the Company’s 2005 Non-Employee Director Plan (the “2005 Plan”). Up to 2,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to options granted under the 2005 Plan. At the Company’s Annual Meeting of Stockholders held on December 7, 2005, the Company’s stockholders approved the 2005 Plan, a copy of which is filed as an exhibit hereto and incorporated by reference herein. No further option grants shall be made under the Company’s Amended and Restated 1999 Stock Option Plan for Non-Employee Directors, as amended.

Summary of the 2005 Plan

The following brief summary of the 2005 Plan is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached as Appendix V to the electronic copy of the Company’s Schedule 14A Proxy Statement filed with the SEC on November 7, 2005, which may be accessed from the SEC’s home page (www.sec.gov).

All directors of the Company are eligible to receive non-statutory stock options to purchase shares of the Company’s common stock under the 2005 Plan, except for any director who (i) is an employee of the Company or any of its subsidiaries or affiliates; or (ii) unless otherwise determined by the Board of Directors, is an affiliate, employee, representative or designee of an institutional or corporate investor in the Company (each such ineligible director, an “Affiliated Director”).

The 2005 Plan is administered and supervised by the Board of Directors. The Board of Directors may delegate any or all of its powers under the plan to a committee appointed by the Board of Directors.

Upon commencement of service on the Board of Directors, each eligible director will automatically be granted an option to acquire 200,000 shares of common stock. Each director who ceases to be an Affiliated Director, but remains a member of the Board of Directors, will also be granted an option to acquire 200,000 shares of common stock. On the date of each Annual Meeting of Stockholders of the Company, each eligible director who has served on the Board for at least six months will automatically be granted an option to purchase 24,000 shares of common stock. Eligible directors received their first annual option grant on December 7, 2005, after approval of the 2005 Plan was obtained at the Annual Meeting of Stockholders. Each option will vest and become exercisable as to 1/36th of the number of shares of common stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date. The exercise price of each option granted under the 2005 Plan shall equal the closing price of the Company’s common stock on the Nasdaq National Market on the grant date. Except as otherwise provided in the applicable option agreement, each option granted under the 2005 Plan shall terminate, and may no longer be exercised, on the date ten years after the date of grant of such option.

If the Company undertakes any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, appropriate and proportionate adjustments shall be made in connection with the 2005 Plan and any outstanding options. All outstanding options shall become exercisable in full upon a change in control, as defined in the 2005 Plan, of the Company.

Except as otherwise provided by the 2005 Plan, the Board of Directors may at any time amend, suspend or terminate the 2005 Plan. In addition, the Board of Directors may accelerate the vesting of any option or options granted under the 2005 Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	2005 Non-Employee Director Plan is incorporated herein by reference to Appendix V to the Registrant’s Definitive Schedule 14A filed November 7, 2005 (File No. 000-23262).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: December 13, 2005

By: /s/ Thomas Oberdorf

        Thomas Oberdorf

        Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2005 Non-Employee Director Plan is incorporated herein by reference to Appendix V to the Registrant’s Definitive Schedule 14A filed November 7, 2005 (File No. 000-23262).